SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

SEVEN SEAS ACQUISITION CORPORATION

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(Name of Registrant as Specified In Its Articles)

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No Fee Required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)  Proposed maximum aggregate value of transaction:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Seven Seas Acquisition Corporation

c/o Nautilus Global Partners

700 Gemini, Suite 100, Houston, TX 77056

INFORMATION STATEMENT

We are not asking you for a proxy and you are

requested not to send us a proxy

Summary

This Information Statement is being furnished to the holders of outstanding Ordinary Shares, par value $0.0001 per share, of Seven Seas Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company”), as of March 31, 2010 (the "Record Date"), in connection with the following actions::

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The de-registration of the Company as a Cayman Islands exempted company incorporated and registered with limited liability and a share capital and the registration by continuation of the Company as a British Virgin Island company.

YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THESE MATTERS. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

This Information Statement is first being sent to shareholders on or about April __, 2010.

Record Date

The Company’s Board of Directors on April 12, 2010, adopted, by unanimous written consent, resolutions (i) recommending that the Company reorganize by de-registering in the Cayman Islands and registering by way of continuation as a British Virgin Island Corporation (ii) recommending the amendments to the Company’s Articles to affect the changes listed above, and (ii) calling an extraordinary general meeting of the holders of Ordinary Shares of the Company as of the close of business on March 31, 2010 (the “Record Date”) on May 19, 2010.

Pursuant to the laws of the Cayman Islands, approval of the foregoing resolutions requires the approval by two thirds of the shareholders who vote at a general meeting.  The Company’s Board of Directors has scheduled an extraordinary general meeting, but is not soliciting proxies in connection with the meeting since one of the Company’s shareholders, holding approximately 78% of the issued and outstanding Ordinary Shares, has indicated to the Company that it intends to vote for the above proposals.  Amendments to the Company’s Articles which will take effect upon registration of the Amended Articles.  Accordingly, the Company is not soliciting proxies in connection with the meeting and is providing this Information Statement for information purposes only.

Voting Securities

The voting securities of the Company are its Ordinary Shares, of which 39,062,500 shares are authorized and 998,275 of which were issued and outstanding as of March 31, 2010.  All outstanding Ordinary Shares are entitled to one vote on each matter submitted for voting by the shareholders.

Security ownership of certain beneficial owners

The following table sets forth, as of March 31, 2010, the number of Ordinary Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
David Richardson*	78,425 (1)	7.9%
Joseph Rozelle*	0	0.0%
Nautilus Global Partners, LLC 700 Gemini, Suite 100 Houston, TX 77058	781,250 (2)	78.3%
Mid-Ocean Consulting Limited 5 Governor’s Cay Sandy Port, Nassau Bahamas	78,125	7.8%
All Officers and Directors as a group (2 individuals)	78,425	7.9%

* The address of Messrs. Richardson and Rozelle is c/o Nautilus Global Business Partners, 700 Gemini, Suite 100, Houston, Texas 77058.

(1)  Includes 78,125 shares held by Mid-Ocean Consulting Limited.  Mr. Richardson is the owner and the President and CEO of Mid-Ocean Consulting Limited and has voting and investment control over such shares.  Also includes, 300 shares held by Mr. Richardson's wife.

(2)  Joseph Rozelle, the Company’s Chief Executive Officer is also an employee of Nautilus Global Partners, LLC.

PROPOSAL NO. 3

DE-REGISTRATION OF THE COMPANY AS A CAYMAN ISLANDS EXEMPTED COMPANY WITH LIMITED LIABILITY AND REGISTRATION BY WAY OF CONTINUATION OF THE COMPANY AS A BRITISH VIRGIN ISLAND COMPANY

The Board of Directors of the Company adopted a resolution recommending that the shareholders adopt a resolution approving the de-registration of the Company as a Cayman Islands exempted company incorporated and registered with limited liability and the registration by continuation of the Company as a British Virgin Island Company (the “Reincorporation.  Nautilus Global Partners, LLC, which beneficially owns 78% of the issued and outstanding Ordinary Shares of the Company has confirmed its intention to vote its shares in favor of the Reincorporation.

Reasons for Approving the Reincorporation in Delaware

The Company’s Board of Directors believes that the Reincorporation will give the Company a greater measure of flexibility in acquiring companies in certain jurisdictions that prefer the corporate rules of the British Virgin Islands over the Cayman Islands.

Method for Effecting the Reincorporation

The Reincorporation will be effected by filing with the BVI Registry of Corporate Affairs certain documents, including a certified copy of its certificate of formation and the form of memorandum and articles of association it prepares to adopt.

The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing proposals will vote in favor of their adoption.  Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance.  The Company is not seeking your proxy and you are requested not to send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

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